UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
(775) 853-4919 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement

          On July 28, 2009, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”) entered into an Employment Separation Agreement (the “Separation Agreement”) with Donald R. Prahl. Pursuant to the Separation Agreement, Mr. Prahl resigned as the Chief Operating Officer of the Company and from all other positions held with the Company or on behalf of the Company, effective July 28, 2009 (the “Effective Date”). The Separation Agreement terminates: (i) that certain Employment Agreement, dated August 14, 2006, between the Company and Mr. Prahl whereby Mr. Prahl assumed the roles of Vice President of Operations of the Company and of Interim General Manager at the Ashdown Mine (the “Employment Agreement”), and (ii) that certain Addendum to the Employment Agreement between the Company and Mr. Prahl dated January 31, 2007, pursuant to which Mr. Prahl became Chief Operating Officer of the Company (the “Addendum”).

          Under the terms of the Separation Agreement, the Company agreed to: (i) pay Mr. Prahl one (1) year of his base salary of $125,000 as severance, of which $85,000 will be converted into 4,341,164 restricted shares of the Company’s common stock, and the remaining $40,000 will be paid in cash upon the closing of a joint venture transaction involving the Company’s Mineral Ridge property; (ii) pay Mr. Prahl $655.40 for expenses incurred in connection with his employment as soon as reasonably practicable out of available funds, with any unpaid balance due upon the closing of a joint venture transaction involving the Company’s Mineral Ridge property; (iii) credit the $18,000 that was previously advanced to Mr. Prahl as payment in full of any and all outstanding consulting fees owed to Mr. Prahl for the period from November 2008 through July 2009; and (iv) immediately vest any unvested portion of Mr. Prahl’s currently outstanding stock options to purchase shares of the Company’s common stock. Further, Mr. Prahl agreed to a non-solicitation clause with a term of eighteen (18) months from the Effective Date and provided the Company with a general release of liability and claims.

          The foregoing description is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

          In connection with the Separation Agreement disclosed in Item 1.01 of this Current Report on Form 8-K, on July 28, 2009, the Company and Mr. Prahl mutually agreed to terminate the Employment Agreement, as previously reported on the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on August 17, 2006, and the Addendum, as previously reported on the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2007. Under the terms of the Separation Agreement, all relationships between Mr. Prahl and the Company were terminated as of the Effective Date. For additional information, please see the disclosures provided in Item 1.01 herein.

          The foregoing description is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          As disclosed in Item 1.01 of this Current Report on Form 8-K, Mr. Prahl and the Company entered into a Separation Agreement on July 28, 2009, whereby Mr. Prahl resigned as the Chief Operating Officer of the Company and all other positions he held with the Company and on behalf of the Company, effective July 28, 2009. Mr. Prahl’s resignation did not result from any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. For additional information relating to the terms of Mr. Prahl’s resignation, see the disclosure provided in Item 1.01.

          The foregoing description is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Separation Agreement by and between the Company and Donald R. Prahl dated July 28, 2009.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	July 30, 2009	By:	/s/ David A. Caldwell

David A. Caldwell

Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Separation Agreement by and between the Company and Donald R. Prahl dated July 28, 2009.

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